EXHIBIT 23.1
                                                                    ------------




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated July 31, 2002, except for the Subsequent Events Note which is as of August 30, 2002, relating to the consolidated financial statements and consolidated financial statement schedule of Extended Systems Incorporated, which appear in the Extended Systems Incorporated's Annual Report on Form 10-K for the year ended June 30, 2002.


                                                  /s/ PricewaterhouseCoopers LLP

San Jose, California
October 23, 2002